Exhibit 4.2

NEITHER THIS NOTE NOR ANY SHARES ACQUIRED UPON CONVERSION OF THIS NOTE OR ANY PORTION THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “ACT”) OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL ACCEPTABLE TO COUNSEL FOR THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT THE PROPOSED TRANSFER MAY BE MADE WITHOUT VIOLATION OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAW.

$50,000	December __, 2017

BROWNIE’S MARINE GROUP, INC.
(a Florida corporation)

6% SECURED CONVERTIBLE PROMISSORY NOTE

BROWNIE’S MARINE GROUP, INC., a Florida corporation (the “Company”), for value received and intending to be legally bound, hereby promises to pay to the order of ______________________________ (“Holder”), the principal amount of Fifty Thousand ($50,000) Dollars (the “Principal Amount”) on or before November ___, 2018 (the “Maturity Date”), together with interest thereon at the rate of 6% per annum (the “Interest”), as set forth herein (the “Note”). The Maturity Date is subject to extension by the Holder in accordance with Section 2 hereof.

This Note is made by the Company in favor of the Holder pursuant to that certain Subscription Agreement and Purchaser Questionnaire by and between the Company and the Holder, of even date herewith, including all attachments, schedules and exhibits thereto (the “Purchase Agreement”). Capitalized terms used and not otherwise defied herein shall have the meanings set forth in the Purchase Agreement.

1. Convertible Note. By accepting this Note, the Holder hereby acknowledges that this Note has not been registered under the Act, or any state securities laws and Holder represents for himself and his legal representative that he is acquiring this Note and will acquire any shares of common stock of the Company (the “Common Stock”) issued upon conversion hereof, for his own account, for investment purposes only and not with a view to, or for sale in connection with, any distribution of such securities and Holder agrees to reaffirm, in writing, this investment representation at the time of exercise of the conversion right set forth herein.

2. Principal and Interest Payment; Extension of Maturity Date. During the first eleven (11) months of the term of this Note, payments on this Note shall be due and payable on a monthly basis in the amounts and dates set forth on the Payment Schedule attached to this Note (the “Payment Schedule”). On or before October __, 2018, upon a ninety (90) days written notice by the Holder to the Company, the Holder in its sole discretion may elect to extent the Maturity Date of this Note to December__, 2022 (the “Maturity Date Extension”). Upon such extension, payments of principal and interest for the remaining term of the Note shall be made in accordance with the Payment Schedule. When used herein, Maturity Date means the Maturity Date and the Maturity Date Extension.

3. Security. The obligations of the Company under this Note are secured by such assets of the Company as shall equal the outstanding principal and accrued interest due under the Note from time to time in connection with the Security Agreement, dated even herewith between the Company and the Holder, together with the guarantees of the Company’s wholly-owned subsidiaries, Trebor Industries, Inc. and Brownie’s High Pressure Compressor Services, Inc. (collectively, the “Subsidiaries Guarantees”), and the personal guarantee of Robert M. Carmichael.

4. Conversion of Note. This Note may be converted into shares of Common Stock, at any time, at the option of the Holder as follows:

(a) Conversion: Subject to and upon compliance with the provision of this Section 4, at the option of the Holder, at any time on or before the Maturity Date the unpaid principal and interest balance of the Note may be converted in whole or in part, into fully-paid and non-assessable shares of Common Stock, par value $0.001 per share, of the Company at a conversion rate (the “Conversion Price”) per share of Common Stock as follows:

(i) if converted on or before November __, 2018, the Conversion Price shall be $0.02 per share;

(ii) if the Maturity Date is extended in accordance with Section 2 hereof:

(A) if converted after November __, 2018 but prior to November _, 2019 the Conversion Price shall be $0.05 per share;

(B) if converted after November __, 2019 but prior to November __, 2020, the Conversion Price shall be $0.075 per share;

(C) if converted after November __, 2020 but prior to November __, 2021, the Conversion Price shall be $0.10 per share; or

(D) if converted after November __, 2021 but prior to the Extended Maturity Date, the Conversion Price shall be $0.125 per share.

(b) Fractional Shares: No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

(c) Holder’s Conversion Limitations: The Company shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Warrant (as that term is defined in Purchase Agreement) beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(c) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(c). Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note. For purposes of this Section “Affiliate” means any person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person, as such terms are used in and construed under Rule 405 under the Securities Act.

(d) Subdivision or Combination: Whenever the Company shall subdivide or combine the outstanding shares of Common Stock issuable upon conversion of this Note, the Conversion Price in effect immediately prior to such subdivision or combination shall be proportionately decreased in the case of subdivision or increased in the case of combination effective at the time of such subdivision or combination.

(e) Reclassification or Change: Whenever any reclassification or change of the outstanding shares of Common Stock shall occur (other than a change in par value, or from par value to no par, or from no par to par value, or as a result of a subdivision or combination), effective provision shall be made whereby the Holder shall have the right, at any time thereafter, to receive upon conversion of the Note the kind of stock, other securities or property receivable upon such reclassification by a holder of the number of share of Common Stock issuable upon conversion of this Note immediately prior to such reclassification. Thereafter, the rights of the parties hereto with respect to the adjustments of the amount of securities or other property obtainable upon conversion of this Note shall be appropriately continued and preserved, so as to afford as nearly as may be possible protection of the nature afforded by this subparagraph (e).

(f) Merger: If, prior to repayment of the obligations relevant hereto, or prior to conversion of this Note into equity in the Company, the Company shall be consolidated or merged with another company, or substantially all of its assets shall be sold to another company in exchange for stock wit the view to distributing such stock to its shareholders, each share of stock into which this Note is convertible shall be replaced for the purposes hereof by a pro rata amount of the securities or property issuable or distributable, based upon percentage of the Company’s common stock which a Holder would have owned had there been a conversion herein after consummation of such merger, consolidation or sale and adequate provision to that effect shall be made at the time thereof. The Company will provide the Holder at least thirty (30) days prior written notice of any event described in this subsection (f).

5. Reservation of Common Shares. The Company shall take or has taken all steps necessary to reserve a number of its authorized but unissued shares of Common Stock sufficient for issuance upon conversion of this Note pursuant to the provisions included hereinabove.

6. Securities Laws Restrictions. This Note and the Common Stock issuable upon conversion have not been registered for sale under the Act, and neither this Note nor those shares nor any interest in this Note nor those shares may be sold, offered for sale, pledged or otherwise disposed of without compliance with applicable securities laws, including, without limitation, an effective registration statement relating thereto or delivery of an opinion of counsel acceptable to the Company that such registration is not required under the Act.

7. Status of Registered Holder. The Company may treat the registered holder of this Note as the absolute owner of this Note for the purposes of making payments of principal or interest and for all other purposes and shall not be affected by any notice to the contrary.

8. Redemption/Prepayment of Note. This Note is subject to redemption at the option of the Company upon ten (10) days prior written notice (subject to the Holder’s prior exercise of its right of conversion as set forth above), in whole at any time, or in part from time to time, upon payment by the Company of 100% of the unpaid principal amount or such portion thereof so redeemed, plus accrued interest thereon through the date of redemption.

9. Events of Default. If any of the following conditions or events (“Events of Default”) shall occur and shall be continuing:

(i)	if the Company shall default in the payment of principal and/or interest accruing herein when the same becomes due and payable, whether at maturity or by declaration of acceleration or otherwise, and shall fail to cure such default within thirty (30) days after written notice thereof from the Holder to the Company, if the Company fails to tender any payment due hereunder when the same becomes due; and shall fail to cure such default within fifteen (15) days after written notice thereof from the Holder to the Company; or

(ii)	if the Company shall materially default in the performance of or compliance with any material term of this Note or the Purchase Agreement contained herein and such default shall not have been remedied within thirty (30) days after written notice thereof from the Holder to the Company; or

(iii)	if the Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or a voluntary petition for reorganization under Title 11 of the Unites States Code (“Title 11”) shall be filed by the Company or an order shall be entered granting relief to the Company under Title 11 or a petition shall be filed by the Company in bankruptcy, or the Company shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statue, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against the Company any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company or if the Company or its directors or majority shareholders shall take any action looking to the dissolution or liquidation of the Company; or

(iv)	if within 120 days after the commencement of an action against the Company seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statue, law or regulation, such action shall not have been dismissed or nullified or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 120 days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company such appointment shall not have been vacated;

then, and in any such event, the Holder may at any time (unless such Event of Default shall theretofore have been remedied) at its option, by written notice to the Company, declare the Note to be due and payable, whereupon the Note shall forthwith mature and become due and payable, together with interest accrued thereon, and thereafter interest shall be due, at the rate per annum hereinabove provided, on the entire principal balance until the same is fully paid, and on any overdue interest (but only to the extent permitted by law), without presentment, demand, protest or notice, all of which are hereby waived, subject however, to the other terms, including those relating to subordination, of this Note.

No course of dealing and no delay on the part of Holder in exercising any right shall operate as a waiver thereof or otherwise prejudice such Holder’s rights, powers or remedies. No right, power or remedy conferred by this Note upon Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

10. Notice. All notices required or permitted to be given under this Note shall be in writing (delivered by hand or sent certified or registered mail, return receipt requested, or by nationally recognized overnight courier service) addressed to the parties as provided under the Securities Purchase Agreement. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number or address as the Company may specify for such purpose by notice to the Holder delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of the Holder appearing on the books of the Company, or if no such facsimile number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature page prior to 5:30 p.m. (New York City time), (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature page between 5:30 p.m. (New York City time) and 11:59 p.m. (New York City time) on any date, (iii) the second business day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

11. Governing Law. The Note shall be governed by the laws of the State of Florida.

12. Jurisdiction. This Note and all issues arising out of this Note will be governed by and construed solely and exclusively under and pursuant to the laws of the State of Florida. Each of the parties hereto expressly and irrevocably agrees that any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted exclusively in Broward County, Florida.

13. Severability. If any provision, paragraph or subparagraph of this Note is adjudged by any court to be void or unenforceable in whole or in part, this adjudication shall not affect the validity of the remainder of the Note, including any other provision, paragraph or subparagraph. Each provision, paragraph or subparagraph of this Note is separable from every other provision, paragraph and subparagraph and constitutes a separate and distinct covenant.

14. Amendment. This Note may only be amended in writing, duly endorsed by the parties hereto.

15. Heading. The headings in this Note are solely for convenience of reference and shall not affect its interpretation.

BROWNIE’S MARINE GROUP, INC.

Robert Carmichael, President

PAYMENT SCHEDULE

CONVERSION NOTICE

TO: BROWNIE’S MARINE GROUP, INC.

The Holder listed below hereby irrevocably exercises his/her/its right to convert ($__________) of this Note into __________________ shares of Common Stock of BROWNIE’S MARINE GROUP, INC. at the Conversion Price of ___________________ per share in accordance with the terms of this Note, and directs that the Common Shares issuable and deliverable upon such conversion be recorded on the books of BROWNIE’S MARINE GROUP, INC. in the name of, and delivered to, the Holder.

The Holder hereby acknowledges that the shares of Common Stock (i) have not been and will not be at the time of requisition by the undersigned registered under the Securities Act of 1933, as amended, or under any state securities laws, and hereby represents and warrants to the Company that he/she/it is acquiring the Common Shares for his/her/its own account, for investment, and not with a view to, or for sale in connection with, any distribution of such shares of Common Stock; and (ii) are transferable on in accordance with all the terms and restrictions contained in the Note.

Dated: _________________, 20__

Signature of Holder

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